                               AMENDMENT NO. 8 TO
                     TRANSFER AGENCY AND SERVICES AGREEMENT


     This Amendment No. 8, dated as of June 26, 2000, is entered into between THE GALAXY FUND (the "Fund"), a Massachusetts business trust, and PFPC INC. ("PFPC") (formerly known as First Data Investor Services Group, Inc.), a Massachusetts corporation.

     WHEREAS, the Fund and PFPC have entered into a Transfer Agency and Services Agreement, dated as of June 1, 1997, as subsequently amended (as so amended, the "Transfer Agency Agreement"), pursuant to which the Fund appointed PFPC to act as the transfer agent, dividend disbursing agent and agent in connection with certain other activities for the Fund's portfolios; and

     WHEREAS, Section 25.1 of the Transfer Agency Agreement provides, in part, that no change, termination, modification or waiver of any term or condition of the Transfer Agency Agreement shall be valid unless in writing signed by each party;

     NOW THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

     1. The section of Schedule B of the Transfer Agency Agreement entitled "Shareholder Services - Annual Maintenance Fee" is amended and restated to read as follows:

     "ANNUAL MAINTENANCE FEE

     Fees are billed on a monthly basis at the rate of 1/12 of the annual fee. A charge is made for an account in the month that an account opens or closes. The Annual Maintenance Fee is as follows:


     Type of Account               Annual Maintenance Fee
     ---------------               ----------------------
     Open Accounts
      Non-Networked Accounts              $14.00
      Networked Accounts
      0-100,000                           $11.00
      over 100,000                        $ 8.00

     Closed Accounts
      0-100,000                           $14.00
      over 100,000                        $11.00"

     2. Except to the extent amended hereby, the Transfer Agency Agreement shall remain unchanged and in full force and effect and is hereby ratified and confirmed in all respects as amended hereby.

     IN WITNESS WHEREOF, the undersigned have executed this Amendment No. 8 as of the day and year first above written.


                                         THE GALAXY FUND


                                         By: /s/ John T. O'Neill
                                             ------------------------------
                                         Name:    John T. O'Neill
                                         Title:   President


                                         PFPC INC.


                                         By: /s/ Stephen M. Wynne
                                             ------------------------------
                                         Name: Stephen M. Wynne
                                         Title:


                                      -2-